Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4 (File No. 0-19967) of our report dated March 20, 1998 on our audits of the financial statements of Remington Oil and Gas Corporation as of December 31, 1997 and 1996 and for each of the two years in the period ending December 31, 1997.

                                            /S/ ARTHUR ANDERSEN LLP

Dallas, Texas
March 27, 1997